Exhibit 99.1

Walker & Dunlop Reports Q2 2023 Financial Results

Continued Investments in People, Brand, and Technology

Due to Strength of Recurring Revenues

SECOND QUARTER 2023 HIGHLIGHTS

●	Total transaction volume of $8.4 billion, down 63% from Q2’22
●	Total revenues of $272.6 million, down 20% from Q2’22
●	Net income of $27.6 million and diluted earnings per share of $0.82, both down 49% from Q2’22
●	Adjusted EBITDA[1] of $70.5 million, down 26% from Q2’22
●	Adjusted core EPS[2] of $0.98, down 44% from Q2’22
●	Servicing portfolio of $126.6 billion at June 30, 2023, up 6% from June 30, 2022
●	Declared quarterly dividend of $0.63 per share for the third quarter of 2023

YEAR-TO-DATE 2023 HIGHLIGHTS

●	Total transaction volume of $15.1 billion, down 57% from 2022
●	Total revenues of $511.4 million, down 23% from 2022
●	Net income of $54.3 million and diluted earnings per share of $1.61, both down 57% from 2022
●	Adjusted EBITDA[1] of $138.5 million, down 12% from 2022
●	Adjusted core EPS[2] of $2.14, down 24% from 2022

BETHESDA, MD – August 3, 2023 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company,” “Walker & Dunlop” or “W&D”) reported second quarter total transaction volume of $8.4 billion, down 63% year over year, due to the Federal Reserve’s continued tightening.   Despite dramatically lower transaction volume, Walker & Dunlop’s total revenues were down just 20% year over year due to the strength of recurring, non-transaction-based servicing and asset management revenues. Net income was $27.6 million in the second quarter, down 49% year over year, while adjusted EBITDA declined significantly less, at 26%, due to our access to counter-cyclical capital and the strength of our servicing and asset management businesses.

“Q2 2023 was a hugely challenging macro-economic environment for commercial real estate but appears to be the first quarter in building back from the dramatic Federal Reserve tightening cycle that began in 2022,” commented Walker & Dunlop Chairman and CEO, Willy Walker. “Compared to the first quarter of 2023, our Q2 results showed sequential improvement with a 25% increase in total transaction volume driven predominantly by Fannie Mae and Freddie Mac. As a result of that top-line growth and continued expense management, diluted earnings per share and adjusted EBITDA both grew from Q1 to Q2. And year-to-date adjusted EBITDA is down just 12%, outperforming the majority of our commercial real estate services competitors and allowing us to continue investing in the people, brand, and technology of Walker & Dunlop.”

Second quarter 2023 Earnings Release

CONSOLIDATED SECOND QUARTER 2023 OPERATING RESULTS

TRANSACTION VOLUMES
(dollars in thousands)	Q2 2023	Q2 2022	$ Variance	% Variance
Fannie Mae	$2,230,952	$3,918,400	$(1,687,448)	(43)%
Freddie Mac	1,212,887	1,141,034	71,853	6
Ginnie Mae - HUD	147,773	201,483	(53,710)	(27)
Brokered (3)	3,316,223	9,258,490	(5,942,267)	(64)
Principal Lending and Investing (4)	-	131,551	(131,551)	(100)
Debt financing volume	$6,907,835	$14,650,958	$(7,743,123)	(53)%
Property sales volume	1,504,383	7,892,062	(6,387,679)	(81)
Total transaction volume	$8,412,218	$22,543,020	$(14,130,802)	(63)%

Discussion of Results:

●	The continued challenging macro-economic environment in the second quarter of 2023 primarily drove the 53% decrease in total debt financing volume, with a 43% decrease in Fannie Mae volumes, partially offset by a 6% increase in Freddie Mac volumes. Fannie Mae originations in the second quarter of 2022 included a $1.9 billion portfolio, with no comparable large transaction in the second quarter of 2023. The $8.4 billion in total transaction volumes represents a 25% sequential increase in transaction volumes from the first quarter of 2023.
●	HUD volumes decreased 27% in the second quarter of 2023 as the interest-rate environment and long processing times continued to make HUD’s construction and streamlined refinancing products a less favorable source of capital for multifamily properties.
●	Principal lending and investing volume activity, which includes interim loans, originations for WDIP separate accounts, and interim lending for our joint venture, remained inactive in the second quarter of 2023, reflecting the challenges of a higher rate environment within the transitional lending segment of the market.
●	The decrease in brokered debt and property sales volume was driven by higher interest rates, decreased liquidity supplied to the commercial real estate sector and dramatically lower acquisition and capital markets activity as the commercial real estate industry continues to adjust to a higher interest rate environment.

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q2 2023	Q2 2022	$ Variance	% Variance
Fannie Mae	$61,356,554	$57,122,414	$4,234,140	7%
Freddie Mac	38,287,200	36,886,666	1,400,534	4
Ginnie Mae - HUD	10,246,632	9,570,012	676,620	7
Brokered	16,684,115	15,190,315	1,493,800	10
Principal Lending and Investing	71,680	252,100	(180,420)	(72)
Total Servicing Portfolio	$126,646,181	$119,021,507	$7,624,674	6%
Assets under management	16,903,055	16,692,556	210,499	1
Total Managed Portfolio	$143,549,236	$135,714,063	$7,835,173	6%
Custodial escrow account balance at period end (in billions)	$2.8	$2.3
Weighted-average servicing fee rate (basis points)	24.3	24.9
Weighted-average remaining servicing portfolio term (years)	8.6	8.9

Discussion of Results:

●	Our servicing portfolio continues to expand as a result of the additional GSE and brokered debt financing volumes over the past 12 months, partially offset by principal paydown and loan payoffs.

Second quarter 2023 Earnings Release

●	During the second quarter of 2023, we added $2.1 billion of net loans to our servicing portfolio, and over the past 12 months, we added $7.6 billion of net loans to our servicing portfolio, 74% of which were Fannie Mae and Freddie Mac loans.
●	$8.7 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years. These loans, with a relatively low weighted-average servicing fee of 18.3 basis points, represent only 9% of our total Agency loans in the portfolio.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio had a fair value of $1.4 billion as of June 30, 2023, compared to $1.3 billion as of June 30, 2022.
●	Assets under management (“AUM”) as of June 30, 2023 consisted of $14.7 billion of tax-credit equity funds, $1.3 billion of commercial real estate loans and funds, and $0.9 billion of loans in our interim lending joint venture.

KEY PERFORMANCE METRICS
(dollars in thousands, except per share amounts)	Q2 2023	Q2 2022	$ Variance	% Variance
Walker & Dunlop net income	$27,635	$54,286	$(26,651)	(49)%
Adjusted EBITDA	70,501	94,844	(24,343)	(26)
Diluted EPS	$0.82	$1.61	$(0.79)	(49)%
Adjusted core EPS	$0.98	$1.74	$(0.76)	(44)%
Operating margin	13%	22%
Return on equity	7	14
Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	49%	49%
Other operating expenses	11	11

Discussion of Results:

●	The decrease in Walker & Dunlop net income was largely the result of a 51% decrease in income from operations, primarily due to the decline in total transaction volume and associated revenues.
●	The decrease in adjusted EBITDA was primarily the result of lower origination fees (defined below), property sale broker fees, net warehouse interest income, and other revenues. These decreases were partially offset by increased escrow earnings and other interest income and lower personnel expense. During the second quarter of 2023, we resolved the only defaulted loan in the history of our interim loan program. The loan defaulted in 2019 and the collateral was sold in the second quarter. The sale returned $8.7 million to our balance sheet, and the $6.0 million allowance for loan losses was charged off, with an immaterial impact to the provision for loan losses. The charge off is included in adjusted EBITDA for the second quarter and contributed to the year-on-year decline in adjusted EBITDA.
●	Operating margin decreased due to the significant decline in total transaction volume this quarter, resulting in the aforementioned decrease in income from operations. Our transaction-related businesses are scaled to execute a significantly larger volume of business, and lower commercial real estate transaction activity has put pressure on our operating margins. The workforce reduction announced in April had a minimal impact on current quarter results but is expected to benefit our operating margin in the second half of the year.
●	Return on equity declined due to a 49% decrease in net income combined with a 4% increase in stockholders’ equity over the past year.

Second quarter 2023 Earnings Release

KEY CREDIT METRICS
(dollars in thousands)	Q2 2023	Q2 2022	$ Variance	% Variance
At-risk servicing portfolio (8)	$56,430,098	$51,905,985	$4,524,113	9%
Maximum exposure to at-risk portfolio (9)	11,346,580	10,525,093	821,487	8
Defaulted loans	$36,983	$78,659	$(41,676)	(53)%
Key credit metrics (as a percentage of the at-risk portfolio):
Defaulted loans	0.07%	0.15%
Allowance for risk-sharing	0.06	0.09
Key credit metrics (as a percentage of maximum exposure):
Allowance for risk-sharing	0.29%	0.46%

Discussion of Results:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased primarily due to the level of Fannie Mae loans added to the portfolio during the past 12 months. As of June 30, 2023, there were two defaulted loans. The at-risk servicing portfolio continues to exhibit strong credit quality, with very low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.
●	The on-balance sheet interim loan portfolio, which is comprised of loans for which we have full risk of loss, was $71.7 million as of June 30, 2023 compared to $252.1 million as of June 30, 2022. We did not have any defaulted loans in our interim loan portfolio as of June 30, 2023, compared to one defaulted loan of $14.7 million in our interim loan portfolio as of June 30, 2022. During the second quarter of 2023, we sold the defaulted asset and charged off the $6.0 million allowance for loan losses and recorded an immaterial amount of expense. The three remaining loans in the on-balance sheet interim loan portfolio are current and performing as of June 30, 2023. The interim loan joint venture held $895.5 million of loans as of June 30, 2023 and $899.3 million of loans as of June 30, 2022. We share in a small portion of the risk of loss, and as of June 30, 2023, all loans in the interim loan joint venture are current and performing.
●	We take credit risk exclusively on loans backed by multifamily assets and have no credit exposure to losses in any other sector of the commercial real estate lending market.

Second quarter 2023 Earnings Release

SECOND QUARTER 2023 - FINANCIAL RESULTS BY SEGMENT

FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	Q2 2023	Q2 2022	$ Variance	% Variance
Loan origination and debt brokerage fees, net ("Origination fees")	$64,574	$102,085	$(37,511)	(37)%
Fair value of expected net cash flows from servicing, net ("MSR income")	42,058	51,949	(9,891)	(19)
Property sales broker fees	10,345	46,386	(36,041)	(78)
Net warehouse interest income (expense), LHFS	(2,752)	3,707	(6,459)	(174)
Other revenues	11,760	11,491	269	2
Total revenues	$125,985	$215,618	$(89,633)	(42)%
Personnel	$93,067	$138,716	$(45,649)	(33)%
Amortization and depreciation	1,089	1,083	6	1
Interest expense on corporate debt	4,727	1,535	3,192	208
Other operating (income) expenses	5,200	5,873	(673)	(11)
Total expenses	$104,083	$147,207	$(43,124)	(29)%
Income from operations	$21,902	$68,411	$(46,509)	(68)%
Income tax expense	5,572	17,499	(11,927)	(68)
Net income before noncontrolling interests	$16,330	$50,912	$(34,582)	(68)%
Less: net income (loss) from noncontrolling interests	223	653	(430)	(66)
Walker & Dunlop net income	$16,107	$50,259	$(34,152)	(68)%
Key revenue metrics (as a percentage of debt financing volume):
Origination fee margin (5)	0.93%	0.71%
MSR margin (6)	0.61	0.36
Agency MSR margin (7)	1.17	0.99
Key performance metrics:
Operating margin	17%	32%
Adjusted EBITDA	$(10,334)	$22,830	$(33,164)	(145)%

Capital Markets - Discussion of Quarterly Results:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, appraisal and valuation services, and housing market research businesses.

●	The decrease in origination fees was primarily the result of a decrease in our overall debt financing volume, partially offset by an increase in Agency debt financing volume as a percentage of overall debt financing volume and the aforementioned $1.9 billion Fannie Mae portfolio that was originated in the second quarter of 2022 with no comparable activity in the second quarter of 2023. The portfolio had a much lower origination fee than is typical for smaller loans.
●	The decrease in MSR income is attributable to a 32% decrease in Agency debt financing volume, partially offset by a 18% increase in the Agency MSR margin. The aforementioned portfolio had a lower servicing fee, resulting in a low Agency MSR margin for the second quarter of 2022.
●	The decrease in property sales broker fees was primarily driven by the 81% decrease in property sales volumes.
●	The decrease in net warehouse interest income was primarily due to an inverted yield curve during the second quarter of 2023. Short-term interest rates upon which we incur interest expense were higher than the long-term mortgage rates upon which we earn interest income.

Second quarter 2023 Earnings Release

●	Personnel expense decreased primarily due to a decrease in commissions expense as a result of the decline in origination fees and property sales broker fees.
●	The increase in interest expense on corporate debt is the result of increases in both interest rates year over year, as our term loan carries a floating interest rate, and the balance of our corporate debt.

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	Q2 2023	Q2 2022	$ Variance	% Variance
Origination fees	$394	$520	$(126)	(24)%
Servicing fees	77,061	74,260	2,801	4
Investment management fees	16,309	16,186	123	1
Net warehouse interest income, LHFI	1,226	1,561	(335)	(21)
Escrow earnings and other interest income	32,337	6,648	25,689	386
Other revenues	15,513	25,780	(10,267)	(40)
Total revenues	$142,840	$124,955	$17,885	14%
Personnel	$21,189	$17,819	$3,370	19%
Amortization and depreciation	53,550	58,469	(4,919)	(8)
Provision (benefit) for credit losses	(734)	(4,840)	4,106	(85)
Interest expense on corporate debt	10,707	4,528	6,179	136
Other operating expenses	9,946	5,269	4,677	89
Total expenses	$94,658	$81,245	$13,413	17%
Income from operations	$48,182	$43,710	$4,472	10%
Income tax expense	14,787	11,175	3,612	32
Net income before noncontrolling interests	$33,395	$32,535	$860	3%
Less: net income (loss) from noncontrolling interests	(2,337)	(832)	(1,505)	181
Walker & Dunlop net income	$35,732	$33,367	$2,365	7%
Key performance metrics:
Operating margin	34%	35%
Adjusted EBITDA	$108,459	$103,371	$5,088	5%

Servicing & Asset Management - Discussion of Quarterly Results:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, management of third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services.

●	The $7.6 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a decrease in the servicing portfolio’s weighted-average servicing fee.
●	Escrow earnings and other interest income increased as a result of higher escrow earnings due to substantially higher short-term interest rates and an increase in the average escrow balance.
●	Other revenues decreased primarily due to a significant decline in prepayment activity and a decrease in syndication fees from our low-income housing tax credits (“LIHTC”) operations.
●	Personnel expense increased due to increases in performance-based compensation expenses year over year, partially offset by a decrease in performance stock compensation expense in response to our overall financial performance.
●	For the second quarter of 2023, the benefit for credit losses was driven by an update in our collateral-based reserve for a property that was settled with Fannie Mae in July 2023. The settlement totaled $2.0 million and will be included as an adjustment to adjusted EBITDA and adjusted core EPS in the third quarter of 2023. For the second quarter of 2022, the benefit for credit losses was a result of a decrease in the forecast-period loss rate from 3.0 basis points as of March 31, 2022

Second quarter 2023 Earnings Release

to 2.2 basis points as of June 30, 2022, compared to no change in the forecast-period loss rate during the second quarter of 2023.
●	The increase in interest expense on corporate debt is the result of increases in both interest rates year over year, as our term loan carries a floating interest rate, and the balance of our corporate debt.
●	Other operating expenses increased primarily due to an increase in other professional fees.

FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	Q2 2023	Q2 2022	$ Variance	% Variance
Other interest income	$3,049	$103	$2,946	2,860%
Other revenues	741	172	569	331
Total revenues	$3,790	$275	$3,515	1,278%
Personnel	$19,049	$11,833	$7,216	61%
Amortization and depreciation	1,653	1,551	102	7
Interest expense on corporate debt	1,576	349	1,227	352
Other operating expenses	15,584	25,053	(9,469)	(38)
Total expenses	$37,862	$38,786	$(924)	(2)%
Income from operations	$(34,072)	$(38,511)	$4,439	(12)%
Income tax expense	(9,868)	(9,171)	(697)	8
Walker & Dunlop net income	$(24,204)	$(29,340)	$5,136	(18)%
Key performance metric:
Adjusted EBITDA	$(27,624)	$(31,357)	$3,733	(12)%

Corporate - Discussion of Quarterly Results:

The Corporate segment consists of corporate-level activities including accounting, information technology, legal, human resources, marketing, internal audit, and various other corporate groups (“support functions”). The Company does not allocate costs from these support functions to its other segments in presenting segment operating results.

●	The increase in total revenues was primarily driven by the increase in interest income from our corporate cash balances due to higher short-term interest rates.
●	Personnel expense increased due to increases in our variable compensation expense, as the Company reduced incentive compensation estimates in the second quarter of 2022 based on our overall financial performance without similar adjustments for the second quarter of 2023, partially offset by a decrease in performance stock compensation expense in response to our overall financial performance.
●	The increase in interest expense on corporate debt is the result of increases in both interest rates year over year, as our term loan carries a floating interest rate, and the balance of our corporate debt.
●	Other operating expenses decreased due to cost saving strategies, resulting in lower professional, marketing, travel and entertainment, and other expenses.

Second quarter 2023 Earnings Release

CONSOLIDATED YEAR-TO-DATE 2023 OPERATING RESULTS

YEAR-TO-DATE OPERATING RESULTS AND KEY PERFORMANCE METRICS
(dollars in thousands)	YTD 2023	YTD 2022	$ Variance	% Variance
Debt financing volume	$11,733,633	$23,785,975	$(12,052,342)	(51)%
Property sales volume	3,399,065	11,423,752	(8,024,687)	(70)
Total transaction volume	$15,132,698	$35,209,727	$(20,077,029)	(57)%
Total revenues	511,361	660,292	(148,931)	(23)
Total expenses	440,744	496,692	(55,948)	(11)
Walker & Dunlop net income	$54,300	$125,495	$(71,195)	(57)%
Adjusted EBITDA	138,476	157,480	(19,004)	(12)
Diluted EPS	$1.61	$3.73	$(2.12)	(57)%
Adjusted core EPS	$2.14	$2.83	$(0.69)	(24)%
Operating margin	14%	25%
Return on equity	6	16

Discussion of Year-to-Date Results:

●	The decrease in total transaction volume was primarily driven by a 39% decrease in Fannie Mae debt financing volume, a 62% decrease in brokered debt financing volume, and a 70% decrease in property sales volume, partially offset by a 3% increase in Freddie Mac debt financing volume.
●	The decrease in Walker & Dunlop net income was a result of the 57% decrease in income from operations.
●	The decrease in adjusted EBITDA was largely driven by decreases in origination fees and property sales broker fees driven by the decreases in related transaction volumes as well as the charge-off resulting from the sale of the only defaulted loan in our on-balance sheet interim loan program.
●	Operating margin decreased primarily as a result of the significant decline in our transaction activity. The workforce reduction announced in April is expected to benefit our operating margin in the second half of the year.
●	Return on equity declined due to a 57% decrease in net income combined with a 4% increase in stockholders’ equity over the past year.

Second quarter 2023 Earnings Release

YEAR-TO-DATE 2023 – FINANCIAL RESULTS BY SEGMENT

YEAR-TO-DATE FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	YTD 2023	YTD 2022	$ Variance	% Variance
Origination fees	$111,530	$183,908	$(72,378)	(39)%
MSR income	72,071	104,679	(32,608)	(31)
Property sales broker fees	21,969	69,784	(47,815)	(69)
Net warehouse interest income (expense), LHFS	(4,441)	7,237	(11,678)	(161)
Other revenues	28,860	18,827	10,033	53
Total revenues	$229,989	$384,435	$(154,446)	(40)%
Personnel	$183,529	$243,675	$(60,146)	(25)%
Amortization and depreciation	2,275	1,139	1,136	100
Interest expense on corporate debt	8,996	3,058	5,938	194
Other operating (income) expenses	10,844	13,074	(2,230)	(17)
Total expenses	$205,644	$260,946	$(55,302)	(21)%
Income from operations	$24,345	$123,489	$(99,144)	(80)%
Income tax expense	6,076	29,410	(23,334)	(79)
Net income before noncontrolling interests	$18,269	$94,079	$(75,810)	(81)%
Less: net income (loss) from noncontrolling interests	1,658	718	940	131
Walker & Dunlop net income	$16,611	$93,361	$(76,750)	(82)%

Capital Markets - Discussion of Year-to-Date Results:

●	The decrease in origination fees was primarily the result of a decrease in our overall debt financing volume, partially offset by an increase in Agency debt financing volume as a percentage of overall debt financing volume and the aforementioned $1.9 billion Fannie Mae portfolio that was originated in 2022 with no comparable activity in 2023. The portfolio had a much lower origination fee than is typical for smaller loans.
●	The decrease in MSR income is primarily attributable to a 30% decrease in Agency debt financing volume.
●	The decrease in property sales broker fees was primarily driven by a 70% decrease in property sales volumes.
●	The decrease in net warehouse interest income was primarily due to an inverted yield curve during the first half of 2023. Short-term interest rates upon which we incur interest expense were higher than the long-term mortgage rates upon which we earn interest income.
●	The increase in other revenues was primarily a result of an increase in investment banking revenues, driven by a large transaction closed by our team during the first quarter of 2023.
●	The decrease in personnel expense was primarily driven by a decrease in commissions expense related to lower year over year property sales broker fees and origination fees.
●	The increase in interest expense on corporate debt is the result of increases in both interest rates year over year, as our term loan carries a floating interest rate, and the balance of our corporate debt.

Second quarter 2023 Earnings Release

YEAR-TO-DATE FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	YTD 2023	YTD 2022	$ Variance	% Variance
Origination fees	$522	$1,007	$(485)	(48)%
Servicing fees	152,827	146,941	5,886	4
Investment management fees	31,482	31,044	438	1
Net warehouse interest income, LHFI	2,916	2,804	112	4
Escrow earnings and other interest income	61,161	8,406	52,755	628
Other revenues	27,128	41,246	(14,118)	(34)
Total revenues	$276,036	$231,448	$44,588	19%
Personnel	$36,530	$34,483	$2,047	6%
Amortization and depreciation	107,560	113,362	(5,802)	(5)
Provision (benefit) for credit losses	(11,509)	(14,338)	2,829	(20)
Interest expense on corporate debt	20,289	9,064	11,225	124
Other operating expenses	11,426	10,298	1,128	11
Total expenses	$164,296	$152,869	$11,427	7%
Income from operations	$111,740	$78,579	$33,161	42%
Income tax expense	27,891	18,715	9,176	49
Net income before noncontrolling interests	$83,849	$59,864	$23,985	40%
Less: net income (loss) from noncontrolling interests	(2,967)	(1,576)	(1,391)	88
Walker & Dunlop net income	$86,816	$61,440	$25,376	41%

Servicing & Asset Management - Discussion of Year-to-Date Results:

●	The $7.6 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a decrease in the servicing portfolio’s weighted-average servicing fee.
●	Escrow earnings and other interest income increased as a result of higher escrow earnings due to substantially higher short-term interest rates and a slight increase in average escrow balance.
●	Other revenues decreased primarily due to a significant decline prepayment activity, partially offset by an increase in syndication fees from our LIHTC operations.
●	Personnel expense increased largely due to an increase in commissions expense.
●	For both 2023 and 2022, the benefits for credit losses were primarily due to the impact of updating our historical loss rate factor. The updates occurred in the first quarter of each year and resulted in a reduction of the historical loss rate for both 2023 and 2022. Additionally, the change in the forecast-period loss rate during the second quarter of 2022, discussed above, impacted the year-to-date period.
●	The increase in interest expense on corporate debt is the result of increases in both interest rates year over year, as our term loan carries a floating interest rate, and the balance of our corporate debt.

Second quarter 2023 Earnings Release

YEAR-TO-DATE FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	YTD 2023	YTD 2022	$ Variance	% Variance
Other interest income	$5,149	$148	$5,001	3,379%
Other revenues	187	44,261	(44,074)	(100)
Total revenues	$5,336	$44,409	$(39,073)	(88)%
Personnel	$31,859	$34,391	$(2,532)	(7)%
Amortization and depreciation	3,423	2,754	669	24
Interest expense on corporate debt	2,999	695	2,304	332
Other operating expenses	32,523	45,037	(12,514)	(28)
Total expenses	$70,804	$82,877	$(12,073)	(15)%
Income from operations	$(65,468)	$(38,468)	$(27,000)	70%
Income tax expense	(16,341)	(9,162)	(7,179)	78
Walker & Dunlop net income	$(49,127)	$(29,306)	$(19,821)	68%

Corporate - Discussion of Year-to-Date Results:

●

●	The increase in other interest income was primarily driven by interest income from our corporate cash balances due to higher short-term interest rates.
●	The decrease in other revenues was primarily driven by a $39.6 million gain from the revaluation of an equity-method investment in connection with an acquisition, a unique transaction in 2022. Additionally, income from equity-method investments decreased.
●	The increase in interest expense on corporate debt is the result of increases in both interest rates year over year, as our term loan carries a floating interest rate, and the balance of our corporate debt.
●	Other operating expenses decreased primarily due to lower professional fees and reduced travel and entertainment expenses. In the first quarter of 2022, we incurred professional fees associated with an acquisition, with no comparable activity in 2023.

Second quarter 2023 Earnings Release

CAPITAL SOURCES AND USES

On August 2, 2023, the Company’s Board of Directors declared a dividend of $0.63 per share for the third quarter of 2023. The dividend will be paid on September 1, 2023 to all holders of record of the Company’s restricted and unrestricted common stock as of August 17, 2023.

On January 12, 2023, the Company entered into a lender joinder agreement and amendment to our existing credit agreement that provided for an incremental term loan with a principal amount of $200 million. The incremental term loan bears interest at a rate equal to adjusted Term SOFR plus 3.00% per annum and matures in December 2028. Proceeds from the debt were used to repay $116 million of debt assumed in the Company’s acquisition of Alliant and strengthen its balance sheet for general corporate purposes.

On February 20, 2023, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period ending February 23, 2024 (“2023 Share Repurchase Program”). As of June 30, 2023, the Company had $75.0 million of authorized share repurchase capacity remaining under the 2023 Share Repurchase Program.

Any purchases made pursuant to the 2023 Share Repurchase Program will be made in the open market or in privately negotiated transactions from time to time as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to Diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Core EPS Reconciliation.”
(3)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(4)	Includes debt financing volumes from our interim loan program, our interim loan joint venture, and WDIP separate accounts.
(5)	Loan origination and debt brokerage fees, net as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(7)	MSR income as a percentage of Agency debt financing volume.
(8)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(9)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.

Second quarter 2023 Earnings Release

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss its quarterly results on Thursday, August 3, 2023 at 8:00 a.m. Eastern time. Listeners can access the call via the dial-in number and webcast link below. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

Phone: (877) 400-0505 from within the United States; (773) 305-6865 from outside the United States

Confirmation Code: 9150804

Webcast Link: https://event.webcasts.com/starthere.jsp?ei=1622205&tp_key=e9b6ffd7ce

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States. Our ideas and capital create communities where people live, work, shop, and play. The diversity of our people, breadth of our brand and technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses, net write-offs, the fair value of expected net cash flows from servicing, net, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies, and other one-time adjustments, such as the gain associated with the revaluation of our previously held equity-method investment in connection with an acquisition and one-time benefit to tax expense related to our corporate restructuring and repatriation of intellectual property from an acquired subsidiary. Adjusted EBITDA represents net income before income taxes, interest expense on our corporate debt, and amortization and depreciation, adjusted for provision (benefit) for credit losses, net write-offs, stock-based incentive compensation charges, the fair value of expected net cash flows from servicing, net, the write-off of the unamortized balance of premium associated with the repayment of a portion of our corporate debt, and the gain from revaluation of a previously held equity-method investment.  Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations, our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company's GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company's on-going operating results;
●	the ability to better identify trends in the Company's underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company's underlying business.

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company's results of operations in conjunction with the Company’s GAAP financial information. For more

Second quarter 2023 Earnings Release

information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, and (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Second quarter 2023 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
(in thousands)
Assets
Cash and cash equivalents	$228,091	$188,389	$225,949	$152,188	$151,252
Restricted cash	21,769	20,504	17,676	40,246	34,361
Pledged securities, at fair value	170,666	165,081	157,282	151,413	149,560
Loans held for sale, at fair value	1,303,686	934,991	396,344	2,180,117	931,516
Mortgage servicing rights	932,131	946,406	975,226	967,770	978,745
Goodwill	963,710	959,712	959,712	948,164	937,881
Other intangible assets	189,919	194,208	198,643	202,834	207,024
Receivables, net	242,397	224,776	202,251	216,963	236,786
Committed investments in tax credit equity	165,136	207,750	254,154	214,430	187,393
Other assets, net	589,919	651,235	658,122	928,888	720,254
Total assets	$4,807,424	$4,493,052	$4,045,359	$6,003,013	$4,534,772

Liabilities
Warehouse notes payable	$1,342,187	$1,031,277	$537,531	$2,540,106	$1,115,900
Notes payable	775,995	777,311	704,103	711,107	719,210
Allowance for risk-sharing obligations	32,410	33,087	44,057	49,658	48,475
Commitments to fund investments in tax credit equity	156,617	196,522	239,281	198,073	173,740
Other liabilities	775,718	739,759	803,558	809,366	811,672
Total liabilities	$3,082,927	$2,777,956	$2,328,530	$4,308,310	$2,868,997

Stockholders' Equity
Common stock	$327	$327	$323	$323	$323
Additional paid-in capital	412,182	405,303	412,636	407,417	403,668
Accumulated other comprehensive income (loss)	(1,465)	(1,621)	(1,568)	(1,460)	(222)
Retained earnings	1,287,334	1,281,119	1,278,035	1,256,663	1,229,712
Total stockholders’ equity	$1,698,378	$1,685,128	$1,689,426	$1,662,943	$1,633,481
Noncontrolling interests	26,119	29,968	27,403	31,760	32,294
Total equity	$1,724,497	$1,715,096	$1,716,829	$1,694,703	$1,665,775
Commitments and contingencies	—	—	—	—	—
Total liabilities and stockholders' equity	$4,807,424	$4,493,052	$4,045,359	$6,003,013	$4,534,772

Second quarter 2023 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands, except per share amounts)	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	2023	2022
Revenues
Loan origination and debt brokerage fees, net	$64,968	$47,084	$72,234	$90,858	$102,605	$112,052	$184,915
Fair value of expected net cash flows from servicing, net ("MSR income")	42,058	30,013	31,790	55,291	51,949	72,071	104,679
Servicing fees	77,061	75,766	77,275	75,975	74,260	152,827	146,941
Property sales broker fees	10,345	11,624	20,490	30,308	46,386	21,969	69,784
Investment management fees	16,309	15,173	24,586	16,301	16,186	31,482	31,044
Net warehouse interest income	(1,526)	1	1,756	3,980	5,268	(1,525)	10,041
Escrow earnings and other interest income	35,386	30,924	26,147	18,129	6,751	66,310	8,554
Other revenues	28,014	28,161	28,572	24,769	37,443	56,175	104,334
Total revenues	$272,615	$238,746	$282,850	$315,611	$340,848	$511,361	$660,292

Expenses
Personnel	$133,305	$118,613	$137,758	$157,059	$168,368	$251,918	$312,549
Amortization and depreciation	56,292	56,966	57,930	59,846	61,103	113,258	117,255
Provision (benefit) for credit losses	(734)	(10,775)	1,142	1,218	(4,840)	(11,509)	(14,338)
Interest expense on corporate debt	17,010	15,274	12,110	9,306	6,412	32,284	12,817
Other operating expenses	30,730	24,063	26,736	33,991	36,195	54,793	68,409
Total expenses	$236,603	$204,141	$235,676	$261,420	$267,238	$440,744	$496,692
Income from operations	$36,012	$34,605	$47,174	$54,191	$73,610	$70,617	$163,600
Income tax expense	10,491	7,135	9,539	7,532	19,503	17,626	38,963
Net income before noncontrolling interests	$25,521	$27,470	$37,635	$46,659	$54,107	$52,991	$124,637
Less: net income (loss) from noncontrolling interests	(2,114)	805	(3,857)	(174)	(179)	(1,309)	(858)
Walker & Dunlop net income	$27,635	$26,665	$41,492	$46,833	$54,286	$54,300	$125,495
Net change in unrealized gains (losses) on pledged available-for-sale securities, net of taxes	156	(53)	(108)	(1,238)	(1,810)	103	(2,780)
Walker & Dunlop comprehensive income	$27,791	$26,612	$41,384	$45,595	$52,476	$54,403	$122,715

Effective Tax Rate	29%	21%	20%	14%	26%	25%	24%

Basic earnings per share	$0.82	$0.80	$1.25	$1.41	$1.63	$1.62	$3.77
Diluted earnings per share	0.82	0.79	1.24	1.40	1.61	1.61	3.73
Cash dividends paid per common share	0.63	0.63	0.60	0.60	0.60	0.63	0.60

Basic weighted-average shares outstanding	32,695	32,529	32,361	32,290	32,388	32,612	32,304
Diluted weighted-average shares outstanding	32,851	32,816	32,675	32,620	32,694	32,834	32,657

Second quarter 2023 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands, except per share data)	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	2023	2022
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$2,230,952	$1,358,708	$994,590	$3,038,788	$3,918,400	$3,589,660	$5,916,774
Freddie Mac	1,212,887	975,737	2,305,826	1,885,492	1,141,034	2,188,624	2,128,883
Ginnie Mae - HUD	147,773	127,599	186,784	338,054	201,483	275,372	593,176
Brokered (1)	3,316,223	2,363,754	4,375,704	6,601,244	9,258,490	5,679,977	14,901,571
Principal Lending and Investing (2)	—	—	31,512	62,015	131,551	—	245,571
Total Debt Financing Volume	$6,907,835	$4,825,798	$7,894,416	$11,925,593	$14,650,958	$11,733,633	$23,785,975
Property Sales Volume	1,504,383	1,894,682	3,315,287	4,993,615	7,892,062	3,399,065	11,423,752
Total Transaction Volume	$8,412,218	$6,720,480	$11,209,703	$16,919,208	$22,543,020	$15,132,698	$35,209,727

Key Performance Metrics:
Operating margin	13%	14%	17%	17%	22%	14%	25%
Return on equity	7	6	10	11	14	6	16
Walker & Dunlop net income	$27,635	$26,665	$41,492	$46,833	$54,286	$54,300	$125,495
Adjusted EBITDA (3)	70,501	67,975	92,625	74,990	94,844	138,476	157,480
Diluted EPS	0.82	0.79	1.24	1.40	1.61	1.61	3.73
Adjusted core EPS (4)	0.98	1.17	1.41	1.41	1.74	2.14	2.83

Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	49%	50%	49%	50%	49%	49%	47%
Other operating expenses	11	10	9	11	11	11	10
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee margin (5)	0.93%	0.97%	0.92%	0.76%	0.71%	0.95%	0.78%
MSR margin (6)	0.61	0.62	0.40	0.47	0.36	0.61	0.44
Agency MSR margin (7)	1.17	1.22	0.91	1.05	0.99	1.19	1.21

Other Data:
Market capitalization at period end	$2,586,519	$2,489,200	$2,542,476	$2,708,162	$3,113,884
Closing share price at period end	$79.09	$76.17	$78.48	$83.73	$96.34
Average headcount	1,385	1,440	1,464	1,452	1,406

Components of Servicing Portfolio (end of period):
Fannie Mae	$61,356,554	$59,890,444	$59,226,168	$58,426,446	$57,122,414
Freddie Mac	38,287,200	38,184,798	37,819,256	37,241,471	36,886,666
Ginnie Mae - HUD	10,246,632	10,027,781	9,868,453	9,634,111	9,570,012
Brokered (8)	16,684,115	16,285,391	16,013,143	15,224,581	15,190,315
Principal Lending and Investing (9)	71,680	187,505	206,835	251,815	252,100
Total Servicing Portfolio	$126,646,181	$124,575,919	$123,133,855	$120,778,424	$119,021,507
Assets under management (10)	16,903,055	16,654,566	16,748,449	17,017,355	16,692,556
Total Managed Portfolio	$143,549,236	$141,230,485	$139,882,304	$137,795,779	$135,714,063

Key Servicing Portfolio Metrics (end of period):
Custodial escrow account balance (in billions)	$2.8	$2.2	$2.7	$3.1	$2.3
Weighted-average servicing fee rate (basis points)	24.3	24.3	24.5	24.7	24.9
Weighted-average remaining servicing portfolio term (years)	8.6	8.7	8.8	8.9	8.9

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform, our interim lending joint venture, and WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Loan origination and debt brokerage fees, net as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(7)	MSR income as a percentage of Agency debt financing volume.
(8)	Brokered loans serviced primarily for life insurance companies.
(9)	Consists of interim loans not managed for our interim loan joint venture.
(10)	Alliant & WDIP assets under management and interim loans serviced for our interim loan joint venture.

Second quarter 2023 Earnings Release

KEY CREDIT METRICS

Unaudited

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2023	2023	2022	2022	2022
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$52,383,701	$50,713,349	$50,046,219	$49,241,243	$47,461,520
Fannie Mae Modified Risk	8,947,292	9,170,127	9,172,626	9,177,094	9,651,421
Freddie Mac Modified Risk	23,515	23,515	23,615	23,615	23,715
Total risk-sharing servicing portfolio	$61,354,508	$59,906,991	$59,242,460	$58,441,952	$57,136,656

Non-risk-sharing servicing portfolio:
Fannie Mae No Risk	$25,561	$6,968	$7,323	$8,109	$9,473
Freddie Mac No Risk	38,263,685	38,161,283	37,795,641	37,217,856	36,862,951
GNMA - HUD No Risk	10,246,632	10,027,781	9,868,453	9,634,111	9,570,012
Brokered	16,684,115	16,285,391	16,013,143	15,224,581	15,190,315
Total non-risk-sharing servicing portfolio	$65,219,993	$64,481,423	$63,684,560	$62,084,657	$61,632,751
Total loans serviced for others	$126,574,501	$124,388,414	$122,927,020	$120,526,609	$118,769,407
Interim loans (full risk) servicing portfolio	71,680	187,505	206,835	251,815	252,100
Total servicing portfolio unpaid principal balance	$126,646,181	$124,575,919	$123,133,855	$120,778,424	$119,021,507

Interim Loan Joint Venture Managed Loans (1)	$895,491	$894,829	$892,808	$900,037	$899,287

At-risk servicing portfolio (2)	$56,430,098	$54,898,461	$54,232,979	$53,430,615	$51,905,985
Maximum exposure to at-risk portfolio (3)	11,346,580	11,132,473	10,993,596	10,826,654	10,525,093
Defaulted loans	36,983	36,983	36,983	78,203	78,659

Defaulted loans as a percentage of the at-risk portfolio	0.07%	0.07%	0.07%	0.15%	0.15%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.06	0.06	0.08	0.09	0.09
Allowance for risk-sharing as a percentage of maximum exposure	0.29	0.30	0.40	0.46	0.46

(1)	This balance consists entirely of interim loan joint venture managed loans. We indirectly share in a portion of the risk of loss associated with interim loan joint venture managed loans through our 15% equity ownership in the joint venture. We had no exposure to risk of loss for the loans serviced directly for our interim loan joint venture partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio. For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.
(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.

Second quarter 2023 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands)	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$27,635	$26,665	$41,492	$46,833	$54,286	$54,300	$125,495
Income tax expense	10,491	7,135	9,539	7,532	19,503	17,626	38,963
Interest expense on corporate debt	17,010	15,274	12,110	9,306	6,412	32,284	12,817
Amortization and depreciation	56,292	56,966	57,930	59,846	61,103	113,258	117,255
Provision (benefit) for credit losses	(734)	(10,775)	1,142	1,218	(4,840)	(11,509)	(14,338)
Net write-offs (1)	(6,033)	—	(4,631)	—	—	(6,033)	—
Stock-based compensation expense	7,898	7,143	6,833	5,546	10,329	15,041	21,608
Gain from revaluation of previously held equity-method investment	—	—	—	—	—	—	(39,641)
Write off of unamortized premium from corporate debt repayment	—	(4,420)	—	—	—	(4,420)	—
Fair value of expected net cash flows from servicing, net	(42,058)	(30,013)	(31,790)	(55,291)	(51,949)	(72,071)	(104,679)
Adjusted EBITDA	$70,501	$67,975	$92,625	$74,990	$94,844	$138,476	$157,480

(1)	The net write-off in 2023 is related to a loan held for investment that was charged off during the second quarter of 2023.

Second quarter 2023 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2023	2022	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$16,107	$50,259	$16,611	$93,361
Income tax expense	5,572	17,499	6,076	29,410
Interest expense on corporate debt	4,727	1,535	8,996	3,058
Amortization and depreciation	1,089	1,083	2,275	1,139
Stock-based compensation expense	4,229	4,403	9,092	9,075
Fair value of expected net cash flows from servicing, net	(42,058)	(51,949)	(72,071)	(104,679)
Adjusted EBITDA	$(10,334)	$22,830	$(29,021)	$31,364

	Servicing & Asset Management
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2023	2022	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$35,732	$33,367	$86,816	$61,440
Income tax expense	14,787	11,175	27,891	18,715
Interest expense on corporate debt	10,707	4,528	20,289	9,064
Amortization and depreciation	53,550	58,469	107,560	113,362
Provision (benefit) for credit losses	(734)	(4,840)	(11,509)	(14,338)
Net write-offs (1)	(6,033)	—	(6,033)	—
Write-off of unamortized premium from corporate debt repayment	—	—	(4,420)	—
Stock-based compensation expense	450	672	840	1,364
Adjusted EBITDA	$108,459	$103,371	$221,434	$189,607

	Corporate
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2023	2022	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$(24,204)	$(29,340)	$(49,127)	$(29,306)
Income tax expense	(9,868)	(9,171)	(16,341)	(9,162)
Interest expense on corporate debt	1,576	349	2,999	695
Amortization and depreciation	1,653	1,551	3,423	2,754
Stock-based compensation expense	3,219	5,254	5,109	11,169
Gain from revaluation of previously held equity-method investment	—	—	—	(39,641)
Adjusted EBITDA	$(27,624)	$(31,357)	$(53,937)	$(63,491)

(1)	The net write-off in 2023 is related to a loan held for investment that was charged off during the second quarter of 2023.

Second quarter 2023 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands)	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted Core Net Income
Walker & Dunlop Net Income	$27,635	$26,665	$41,492	$46,833	$54,286	$54,300	$125,495
Provision (benefit) for credit losses	(734)	(10,775)	1,142	1,218	(4,840)	(11,509)	(14,338)
Net write-offs(1)	(6,033)	—	(4,631)	—	—	(6,033)	—
Amortization and depreciation	56,292	56,966	57,930	59,846	61,103	113,258	117,255
Fair value of expected net cash flows from servicing, net	(42,058)	(30,013)	(31,790)	(55,291)	(51,949)	(72,071)	(104,679)
Contingent consideration accretion and fair value adjustments	176	177	(12,637)	1,944	1,464	353	1,823
Gain from revaluation of previously held equity-method investment ("Apprise Gain")	—	—	—	—	—	—	(39,641)
Income tax expense adjustment(2)(3)	(2,227)	(3,372)	(4,279)	(7,391)	(1,531)	(5,990)	9,426
Adjusted Core Net Income	$33,051	$39,648	$47,227	$47,159	$58,533	$72,308	$95,341

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income	$27,635	$26,665	$41,492	$46,833	$54,286	$54,300	$125,495
Diluted weighted-average shares outstanding	32,851	32,816	32,675	32,620	32,694	32,834	32,657
Diluted EPS	$0.82	$0.79	$1.24	$1.40	$1.61	$1.61	$3.73

Adjusted Core Net Income	$33,051	$39,648	$47,227	$47,159	$58,533	$72,308	$95,341
Diluted weighted-average shares outstanding	32,851	32,816	32,675	32,620	32,694	32,834	32,657
Adjusted Core EPS	$0.98	$1.17	$1.41	$1.41	$1.74	$2.14	$2.83

(1)
The net write-off in 2023 is related to a loan held for investment that was charged off during the second quarter of 2023.
(2)
Income tax impact of the above adjustments to adjusted core net income. Uses quarterly or annual effective tax rate as disclosed in the Consolidated Statements of Income and Comprehensive Income in this "Press Release".
(3)
Income tax expense adjustment for Q3 2022 includes an adjustment for a one-time tax benefit of $6.3 million related to the corporate restructuring and repatriation of intellectual property acquired from an acquired subsidiary.